Exhibit 99.1
Presentation to the Kansas Electric Transmission Authority August 8, 2006

ITC Holdings Presentation Team ITC Holdings Corp. Joseph L. Welch, President and CEO Edward M. Rahill, Senior Vice President, Finance and CFO ITC Great Plains Carl A. Huslig, President UtiliCon Solution, Ltd. Phil Voltz, Manager of Business Development and Corporate Planning Lee Ellis, Vice President, Utility Lines Black & Veatch Dean Oskvig, President and CEO, B&V Energy Lehman Brothers Jeremy McGuire, Senior Vice President

ITC Overview Joseph Welch President and CEO ITC Holdings Corp.

ITC Overview ITC Holdings Corp (ITC), parent company of ITCTransmission, successfully completed its IPO on July 29, 2005 and is now listed on the NYSE under ticker symbol "ITC" First and only transmission company on exchange Estimated enterprise value of $1.6 billion As a public company ITC and its subsidiaries have an added level of transparency available to customers, stakeholders and shareholders

Expanding Model Based on Independence On May 12, 2006, ITC announced that it had signed a definitive agreement to purchase the Michigan Electric Transmission Company (METC) Once the transaction is complete, ITC will own the two primary transmission companies in Michigan, covering most of Michigan's lower peninsula ITC Holdings is the first fully independent transmission company in the U.S. and only publicly traded company engaged exclusively in the transmission of electricity Largest independent transmission company (1) and 10th largest transmission company overall in the U.S. in terms of transmission load served (1) Historic underinvestment in transmission systems creates considerable need for significant investment in nation's transmission infrastructure ITC combines substantial growth from investing in our transmission systems with the predictability and dividend potential of a regulated utility. Service Territory Map (1) Based on annual electric retail sales in the service territory as found in "Edison Electric Institute Profile: Rankings of Shareholder- Owned Electric Companies", April 2005 and assuming completion of METC acquisition.

What Is Our Business? ITCTransmission, subsidiary of ITC, operates contiguous, fully-regulated, high-voltage systems that transmit electricity to local electricity distribution facilities from generating stations throughout Michigan and surrounding areas These local distribution facilities serve approximately 4.9 million people at December 31, 2005, in an area comprising substantially all of Michigan's lower peninsula We Serve as the Conduit Between Generation and End-Use Customers

ITC's System Statistics

Founded	March 2003
Headquarters	Novi
System Peak Load (MW)*	22,000+
Service Area*	Lower Peninsula of Michigan
Total Transmission Miles*	8,100+
Stations*	235
Transmission Structures*	110,000+
Membership	Midwest ISO
2005 Ratebase*	$1.0 billion
Employees*	250

* Includes both ITC*Transmission* and Michigan Electric Transmission Company, LLC assets assuming closing of acquisition

ITC HOLDINGS

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ITC's Report Card Continued Operational Excellence Improved Financial Profile Capital Program Increased investments in the grid from a $8-10 million a year to an average of $125mm per year. Actively working on a seven year plan to invest $1.6 billion* in the state of Michigan to reduce congestion, improve reliability and assure Michigan customers have access to low cost power. Achieved best in class system performance decreasing system outages by 23% despite record peak load during summer of 2005 Reduced the backlog of system maintenance of 10 years to 2 years by the end of 2005 ITC is conservatively managed Received upgrade in rating from Moody's on ITCTransmission's first mortgage bonds to A3 S&P Business Risk Rating of 2 (Business Risk Rating is a qualitative measure of non- financial business risk) Following IPO, ITC continues to enjoy strong access to capital markets Regulatory Leadership Remain closely aligned with FERC policy objectives to rebuild electricity transmission system in the U.S. Accomplishments Since Becoming an independent Company in 2003 * Assumes closing of acquisition of Michigan Electric Transmission Company, LLC

Goal: Best-in-Class Singular focus on transmission ITCTransmission's focus on transmission grid investment benefits customers due to the creation of a more robust transmission grid, reducing system losses and minimizing service interruptions High level of transparency Corporate culture has long been focused on open and honest communication with customers and stakeholders Since becoming public company, level of transparency has only increased to the benefit of all stakeholders Key business drivers Improve reliability, reduce congestion, provide equal access for transmission customers to competitively prices power, maintaining independence from market participants and operating the system safely Employ best practices and efficient processes Minimizes O&M and G&A Our business is to operate, maintain and invest in transmission system improvements with focus on best-in-class operations

Increased Capital Spending Commitment to invest in the grid Prior to ITCTransmission's status as a stand-alone transmission company, historical levels of capital spending in Southeast Michigan were approximately $8-10 million annually ITC Capital Spending

Capital Projects Capital Projects Capital Projects Jewell- Spokane 230 kV Upgrade Project Milan 345-120 kV Project - After (December) Milan 345-120 kV Project - After (December) Milan 345-120 kV Project- Before (August)

Improved Maintenance, Efficiency Activity Pre-ITC 1998-2002 2003 2004 2005 Breaker Inspections 40 28 82 96 Bus Inspections 22 6 51 81 Relay Complete Periodic Maintenance 35 10 176 354 Tower Inspections 952 857 1,441 1,442 Tower Painting 134 147 1,095 3,500 Infrared Inspections 55 153 153 154 Transformer DGA 43 43 71 62 Line Clearance / Corridor Mowing 95% 95% 105% 100% (3 year cycle) Our maintenance methodology is simple: invest in prevention. ITCTransmission has conducted preventative maintenance activities on its system, for the same cost of prior years' activities. In 2004, ITCTransmission spent $21.4 million on maintenance, effectively saving $6.4 million due to increased efficiency.

A Model of Efficiency ITCTransmission has realized approximately a 60% productivity increase in maintenance activities In 2006 we achieved best-in- class status for "Ratio of Preventative Maintenance vs. Corrective Maintenance"(1) (1) Based on 2004 data, this study by the PA Consulting Group was published in 2005 and includes the results of 25 transmission owners

High resolution fly-over photography identifies minute details: Worn conductor material; Loose, missing bolts or pins; and Cracked insulators. Using thermography, ITCTransmission can identify "hot spots" on our system that may cause potential problems or failures. failures. failures. failures. failures. failures. failures. failures. failures. failures. failures. failures. failures. Maintenance Activities

Maintenance Activities Maintenance Activities Helicopter Inspections Conducted in Spring & Fall - 1,620 miles of transmission lines inspected in 2004 transmission lines inspected in 2004 transmission lines inspected in 2004 transmission lines inspected in 2004 Physical Inspections 1,441 towers inspected vs. prior 5-year annual average of 952

Vegetation Management ITCTransmission utilizes best-in-class vegetation management practices Before After Maintenance Activities

Improved System Performance We achieved best-in-class status for "Ratio of Preventative Maintenance vs. Corrective Maintenance". Based on 2004 data, this study by the PA Consulting Group was published in 2005 and includes the results of 25 transmission owners. ITCTransmission's system outages are lower than industry averages. ITCTransmission's goal is Best-in-Class system performance. Annual Circuit Outages Per 100 Circuit-Miles (1) (1) Study by RW Beck

Commitment to Rebuilding the Grid Joseph Welch President and CEO ITC Holdings Corp.

The Opportunity

ITC's growth is aligned with the public interest and regulatory policy

Under-Investment

- Investor owned utility investment in transmission assets declined $12.8bn between the 10-year periods from 1975–1984 and 1992–2001[1]

Rapid Demand Growth

- Annual demand has doubled since 1980[2]

Current Grid Conditions

- Antiquated 1970's equipment
- Poor service quality
- System congestion
- Blackouts
- **Grid will require $50 – $100bn of investment** [3]

FERC Policy

- FERC policy aimed at attracting capital to transmission sector in an attempt to
  - Increase system reliability
  - Lower cost of energy

ITC Opportunity

- ITC's ability to invest in ratebase supported by both
  - Need to upgrade and modernize Michigan transmission grid
  - Public policy aimed at improving the grid to support a competitive wholesale market

(1) According to the Edison Electric Institute, or EEI. Figures are quoted in 2003 dollars.

(2) According to DOE, annual electricity consumption more than doubled from 1975 to 2001.

(3) According to a Sept. 2004 DOE study regarding cost of power interruptions to US electricity customers.

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ITC HOLDINGS

Building the Future In 2006 ITC Grid Development was established as a subsidiary of ITC Holdings Corp. Purpose is to address critical need - bringing much needed improvements to nation's transmission system. Through subsidiary ITCTransmission, ITC Holdings has a proven track record of reinvesting in the grid and improving reliability to the benefit of customers. This experience now allows us to leverage skills, resources and expertise into other regions.

Blueprints of Success Project Development and Engineering Implementation and Construction Operational Excellence, Efficient Maintenance Highly-skilled team of engineers through relationships with firms who specialize in design and engineering Approach gives us access to best-in-class abilities and solutions while minimizing overhead Once project is thoroughly engineered and able to proceed following regulatory or local approvals, construction team will expeditiously move forward Plan to integrate new equipment into our operations and ongoing maintenance programs Able to effectively do so with the assistance from our local business alliance partners

Benefits to Transmission Customers Depth of Experience Project Development and Engineering Implementation and Construction Operational Excellence and Efficient Maintenance Access to Capital Project Financing: Up to $2 billion financing for any ITC-involved projects Tangible Customer Value Creation

How?: Alliance Partners (Formerly known as Pirelli) PennSummit Tubular, LLC

Introduction to ITC Great Plains Carl A. Huslig President, ITC Great Plains

Kansas Presence In July 2006 ITC Great Plains opened its office in Topeka, Kansas ITC Great Plains will be a Kansas company dedicated to customers of Kansas Transmission only utility that is committed to constructing, owning, operating and maintaining transmission assets Mission is to enhance the Kansas transmission system and provide framework for lower electric energy costs Recognize that the Kansas transmission system lacks regional transfer capability and are committed to solving that problem ITC Great Plains is committed to working with Kansas entities such as KETA and the Kansas Municipals and Coops to identify and solve transmission issues

ITC Great Plains' Goals Acquire Transmission Assets Be Kansas' Independent Transmission Company Construct SPP Authorized Projects We are committed to working with the Southwest Power Pool (SPP) and other Kansas entities. Projects may be defined as requested upgrades or economic projects, but they will improve the reliability of the transmission system. ITC Great Plains plans to request base plan funding for these projects from SPP. Strategically analyze the potential for acquiring transmission assets through innovative mechanisms. Serve as the only independent transmission company in the Great Plains region, specifically Kansas.

Kansas Expansion Plans

Projects of Interest Rose Hill-Sooner 345kV line Benefits the SPP regional market X-Plan Project in Southwest Kansas Benefits Kansas renewable market and the Sunflower generation project in Holcomb Wichita-Reno-Summit 345kV line Benefits Kansas utilities and their ability to make economic transactions ITC Great Plains proposes to construct all three projects but will focus on this project as it is located 100% in Kansas and major beneficiaries are Kansas consumers

Partner Presentations

Conclusion

Moving Forward ITC Great Plains has a deep commitment to Kansas and improving its electricity transmission infrastructure as means to improve reliability ITC Great Plains' overall value comes from its proven track record of success, long-standing partnerships and access to resources We would like to work with KETA to begin making these necessary improvements to the benefit of Kansas consumers